UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2018
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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Adelphi Plaza Upper George's Street Dún Laoghaire Co. Dublin, A96 T927, Ireland
(Address of principal executive offices including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On May 22, 2018, Prothena Corporation plc (together with its subsidiaries, the “Company”) commenced a reorganization plan to reduce its operating costs and better align its workforce with the needs of its business following the Company’s April 23, 2018 announcement of its decision to discontinue further clinical development of NEOD001.
Under the reorganization, the Company plans to reduce its workforce by 75 employees, and based on filling several open positions expects its workforce to be approximately 63 employees following completion of the reorganization.
The Company expects that the workforce reduction will be substantially completed by December 31, 2018 and entirely completed in the first quarter of 2019.
Affected U.S. employees are eligible to receive severance payments and benefits under the Prothena Biosciences Inc Amended and Restated Severance Plan. Affected non-U.S. employees are eligible to receive statutory and/or contractual payments under the terms of their employment agreements and/or local legal requirements. All affected employees are also eligible to receive a supplemental one-time termination payment. In the case of certain senior executives, vesting of portions of their stock options will be accelerated and the post-employment exercise periods will be extended, pursuant to the terms of the option award agreements under which those stock options were granted.
As a result of this workforce reduction, the Company estimates that it will incur aggregate restructuring charges in the range of approximately $9 million to $13 million related to severance costs, employee-related benefits, supplemental one-time termination payments and non-cash share-based compensation expense related to the acceleration of stock options. Most of these restructuring charges are expected to be incurred in the second quarter of 2018. Substantially all of the cash payments are expected to be paid out by the end of the first quarter of 2019. These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.
This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the workforce reduction. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s development activities. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2018, and the Company’s subsequent current and periodic reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 23, 2018, in connection with the reorganization and workforce reduction plan described above, the Company and Tara Nickerson, Ph.D., the Company’s Chief Business Officer, entered into a Separation Agreement (the “Separation Agreement”), pursuant to which Dr. Nickerson will cease to be employed by the Company on July 1, 2018. The Separation Agreement confirms that the termination of Dr. Nickerson’s employment as part of the reorganization triggers certain payments and benefits to Dr. Nickerson under the terms of the Prothena Biosciences Inc Amended and Restated Severance Plan and acceleration of a portion of her stock options under the terms of her Option Award Agreements, all as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2018. In addition, the Company has agreed to pay to Dr. Nickerson a supplemental one-time termination payment of approximately $50,000 in connection with the termination of her employment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 25, 2018	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Financial Officer